UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street, Suite 311

Denver, Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2020, Linda Siluk notified The ONE Group Hospitality, Inc. (the “Company”) that she would resign from her position as chief administrative officer of the Company effective as of June 21, 2020. The Company and Ms. Siluk entered into a consulting and release agreement effective as of June 21, 2020. Pursuant to the agreement, Ms. Siluk will be paid $1,250 per week for a minimum of 10 hours per week in the first 26 weeks after her resignation, and $500 per week for a minimum of four hours per week in the second 26 weeks after her resignation; any additional work hours worked above the minimums will be paid at $125 per hour. The agreement includes a broad release of claims against the Company.

Item 8.01 Other Events

The Company announced the appointment of Maria Woods as its General Counsel and Secretary. The Company’s press release announcing Ms. Woods’ appointment is filed as Exhibit 99.1.

In conjunction with the Company’s presentation at the Jefferies Virtual Consumer Conference, the Company has updated its investor presentation. A copy of an updated investor presentation is available on the Company’s website at https://ir.togrp.com/presentations.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing changes in management team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2020	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Tyler Loy
	Name:	Tyler Loy
	Title:	Chief Financial Officer